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                                                                      Exhibit 11

                  CONSENT OF PRICEWATERHOUSECOOPERS LLP


To The Board of Directors of Dresdner RCM Capital Funds, Inc.

RE:  Dresdner RCM International Growth Equity Fund

     We hereby consent to the incorporation by reference of our report dated February 20, 1998 on our audit of the financial statements and financial highlights of the above referenced fund, under the Securities Act of 1933, as amended, of the Dresdner RCM Capital Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and Statement of Additional Information.


                                   /s/PricewaterhouseCoopers LLP
                                   -----------------------------


Boston, Massachusetts
December 28, 1998